Exhibit 107

Calculation of Filing Fee Tables
Form F-3
(Form Type)
RedHill Biopharma Ltd.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)(3)	Proposed Maximum Offering Price Per Unit(1)(3)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares, of NIS 0.01 par value(2) each	457(o)	—	—	—		—	—	—	—	—
	Other	Warrants	457(o)	—	—	—		—	—	—	—	—
	Other	Subscription Rights	457(o)	—	—	—		—	—	—	—	—
	Other	Units	457(o)	—	—	—		—	—	—	—	—
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	—	—	$0	$0.00014760	$0(4)	—	—	—	—
Carry Forward Securities
Carry Forward Securities	Equity	Ordinary Shares, of NIS 0.01 par value(2) each	415(a)(6)	—	—	—		(4)	F-3	333-258259	8/9/2021	(4)
	Other	Warrants	415(a)(6)	—	—	—		(4)	F-3	333-258259	8/9/2021	(4)
	Other	Subscription Rights	415(a)(6)	—	—	—		(4)	F-3	333-258259	8/9/2021	(4)
	Other	Units	415(a)(6)	—	—	—		(4)	F-3	333-258259	8/9/2021	(4)
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	$50,000,000(4)	—	$50,000,000(1)(4)		(4)	F-3	333-258259	8/9/2021	$7,380(4)

	Total Offering Amounts					$50,000,000		$7,380
	Total Fees Previously Paid							$7,380
	Total Fee Offsets							—
	Net Fee Due							$0

(1)
There are being registered hereunder such indeterminate number of the securities of each identified class being registered as may be sold by the registrant in primary offerings from time to time at indeterminate prices, with the maximum aggregate public offering price of all such securities not to exceed $50,000,000. The registrant is subject to the provisions of General Instruction I.B.5 of Form F-3, which provide that so long as the aggregate market value of the outstanding voting and non-voting common equity of the registrant held by non-affiliates is less than $75,000,000, then the aggregate market value of securities sold by or on behalf of the registrant on Form F-3, during the period of 12 calendar months immediately prior to, and including, such sale(s), is no more than one-third of the aggregate market value of the voting and non-voting common equity of the registrant held by non-affiliates as of a date within 60 days of such sale(s). Also includes such indeterminate number of securities of the registrant as may be issued upon exercise, conversion or exchange of these securities. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the ordinary shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the shares being registered hereunder as a result of share splits, share dividends, or similar transactions.

(2)
American Depositary Shares, which may be evidenced by American Depositary Receipts, issuable upon deposit of the ordinary shares registered hereby have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-185302). Each American Depositary Share currently represents four hundred (400) of our ordinary shares.

(3)
Pursuant to Rule 457(o) under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, and Instruction IIC of Form F-3, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price. The aggregate public offering price of securities sold by the registrant (including newly listed securities and carry-forward securities) will not exceed $50,000,000.

(4)
Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered hereunder include unsold securities previously registered by the registrant pursuant to the registration statement on Form F-3, Registration No. 333-258259 (the “Prior Registration Statement”), which was declared effective on August 9, 2021, that have not yet been sold. The Prior Registration Statement registered the offer and sale of the registrant’s ordinary shares, American Depositary Shares, warrants, subscription rights and/or units having an aggregate initial offering price not to exceed $200,000,000, $157,428,722 of which securities remain unsold by the registrant as of the date of filing of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any unsold securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated amount of unsold securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of the unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. The filing fee of $7,380 relating to the unsold securities under the Prior Registration Statement, which was paid under the Prior Registration Statement, will continue to be applied to the unsold securities registered pursuant to this registration statement. For reasons stated above, the net registration fee paid in connection with the unsold securities is $0.